Exhibit 99.1

Aerie Pharmaceuticals Announces Full-Year 2019 Net Revenue and

Net Cash Burn Guidance

Durham, N.C. — (BUSINESS WIRE) — Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, retinal diseases and other diseases of the eye, today announced full-year 2019 net revenue and net cash burn guidance.

Aerie Guidance Highlights

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With the recently announced FDA approval of RocklatanTM (netarsudil and latanoprost ophthalmic solution) 0.02%/0.005%, the Company announced full-year 2019 net revenue guidance in the range of $110 million to $120 million. This guidance includes the combined net revenues for Rhopressa® (netarsudil ophthalmic solution) 0.02% and RocklatanTM. As previously announced, the Company does not intend to provide separate guidance for each product.

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Net cash burn guidance for full-year 2019 is estimated in the range of $130 million to $140 million. This range includes the gross cash burn guidance previously provided of $210 million to $220 million partially offset by estimated full-year 2019 revenue-related net cash inflows of $80 million, which includes accounts receivable collections and rebate payments.

Including the $100 million undrawn credit facility available to the Company, year-end 2019 total liquidity is estimated to be in the range of $160 million to $170 million based on the net cash burn guidance range above.

“Now that we have Rocklatan™ approved, and the Rhopressa® launch is well underway, we are delighted to provide full-year 2019 net revenue guidance in the range of $110 million to $120 million. We expect to launch Rocklatan™ in early May 2019 and hope to gain meaningful Rocklatan™ market access for commercial and Medicare Part D plans as the year progresses. Since we anticipate significant gains in preferred tier equivalent market access for Rhopressa® in second-quarter 2019 and Rocklatan™ was just approved, the large majority of our 2019 net revenue guidance is expected to be achieved later in the year. In addition to normal first quarter variability in wholesaler ordering patterns, there may also be an impact from the anticipated Rocklatan™ launch. Lastly, our full-year 2019 net cash burn guidance, which includes the partially offsetting effect of revenue-related collections, points to our well-financed position,” said Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer.

About Aerie Pharmaceuticals, Inc.

Aerie is an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, retinal diseases and other diseases of the eye. Aerie’s first product, Rhopressa® (netarsudil ophthalmic solution) 0.02%, a once-daily eyedrop approved by the U.S. Food and Drug Administration (FDA) for the reduction of elevated intraocular pressure (IOP) in patients with open-angle glaucoma or ocular hypertension, was launched in the United States in April 2018. In clinical trials of Rhopressa®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rhopressa®, including the product label, is available at

www.rhopressa.com. Aerie’s second product, Rocklatan™ (netarsudil and latanoprost ophthalmic solution) 0.02%/0.005%, the first and only fixed-dose combination of Rhopressa® and the widely-prescribed PGA (prostaglandin analog) latanoprost, has been approved by the FDA and is expected to be launched in the United States in the second quarter of 2019. More information about Rocklatan™, including the product label, is available at www.rocklatan.com. Aerie continues to focus on global expansion and the development of additional product candidates and technologies in ophthalmology, including for wet age-related macular degeneration and diabetic macular edema. More information is available at www.aeriepharma.com.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our expectations regarding the commercialization and manufacturing of Rhopressa® and Rocklatan™ or any future product candidates, including the timing, cost or other aspects of the commercial launch of Rhopressa® and Rocklatan™ or any future product candidates; our commercialization, marketing, manufacturing and supply management capabilities and strategies; the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for Rhopressa® and Rocklatan™, with respect to regulatory approval outside of the United States or additional indications, and any future product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our net revenue and net cash burn guidance for the full-year 2019; the timing of and our ability to request, obtain and maintain FDA or other regulatory authority approval of, or other action with respect to, as applicable, Rhopressa®, Rocklatan™ or any future product candidates, including the expected timing of, and timing of regulatory and/or other review of, filings for, as applicable, Rhopressa®, Rocklatan™ or any future product candidates; the potential advantages of Rhopressa® and Rocklatan™ or any future product candidates; our plans to pursue development of additional product candidates and technologies within and beyond ophthalmology; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma, including development of our retina program; our ability to protect our proprietary technology and enforce our intellectual property rights; and our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products, product candidates or technologies. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change and other factors beyond our control, and depend on regulatory approvals and economic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). In particular, FDA approval of Rhopressa® and Rocklatan™ do not constitute FDA approval of AR-1105, AR-13503 or any future product candidates, and there can be no assurance that we will receive FDA approval for AR-1105, AR-13503 or any future product candidates. FDA approval of Rhopressa® and Rocklatan™ also do not constitute regulatory approval of Rhopressa® and Rocklatan™ in jurisdictions outside the United States and there can be no assurance that we will receive regulatory approval for Rhopressa® and Rocklatan™ in jurisdictions outside the United States. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Media: Tad Heitmann 949-526-8747; theitmann@aeriepharma.com

Investors: Ami Bavishi 908-947-3949; abavishi@aeriepharma.com